Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into on May 20, 2022 and is effective May 27, 2022 (“Effective Date”) and is between CareDx, Inc., with a business address at 1 Tower Place, 9th Floor, South San Francisco, CA 94080, (“CareDx”) and Ankur Dhingra, with a business address at 1382 Buckthorne Way, San Jose, CA 95129 (“Consultant”). CareDx and Consultant may be referred to individually as a (“Party”) and collectively as the (“Parties”).

1.Services

a.Consultant will perform the services and/or participate in the event(s) described in Exhibit A (“Services”). CareDx will compensate Consultant as set forth in Exhibit A. Both Parties acknowledge that this compensation represents the fair market value of Consultant’s Services and is not dependent on the volume or value of any referrals or business.

b.Upon prior written approval by CareDx, CareDx will reimburse Consultant for reasonable travel, lodging, and incidental expenses incurred in the performance of the Services (“Reimbursable Expenses”).

c.CareDx must comply with legal requirements to provide compliance and regulatory training to each of its consultants. Consultant agrees to complete such training as is assigned by CareDx. Consultant acknowledges, understands and agrees that CareDx may condition and withhold payment for Services performed and Reimbursable Expenses incurred should Consultant fail to timely complete the required training until such training has been successfully completed.

2.Confidentiality

a.Consultant understands that his or her consulting work for CareDx creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that (i) relates to the business of CareDx or to the business of any parent, subsidiary, affiliate, customer or vendor of CareDx or any other party with whom CareDx agrees to hold information of such party in confidence; (ii) that is not generally known to the public or to other persons in the industry; and (iii) that CareDx has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure (“Confidential Information”). Confidential Information means (a) trade secrets; (b) proprietary information that does not rise to the level of a statutorily protectable trade secret that is made the property of CareDx through positive operation of law in the form of this mutual agreement of the parties; or (c) information that is otherwise legally protectable. Such Confidential Information includes, but is not limited to, Work Product (as defined below), knowledge, data, information and know-how, such as information relating to CareDx’s products, services and methods of operation, the identities and competencies of CareDx’s employees, customers and suppliers, chemical formulae, computer software, financial information, operating and cost data, research databases, selling and pricing information, business and marketing plans, and information concerning potential acquisitions, dispositions or joint ventures, as well as all non-public intellectual property rights including unpublished or pending patent applications and all related patent rights, techniques, formulae, processes, discoveries, improvements, ideas, conceptions, compilations of data, and developments, whether or not patentable and whether or not copyrightable. The foregoing are only examples of Confidential Information.

b.Consultant will, at all times, both during the term of this Agreement and for seven (7) years thereafter, hold all Confidential Information in the strictest confidence. Consultant will not attempt unauthorized access to Confidential Information, or use, disclose, copy, reverse-engineer or distribute any Confidential Information without the prior written consent of
CONFIDENTIAL    Page 1 of 7

LEGAL_US_W # 112905540.1

CareDx, except as may be necessary to perform Consultant’s Services for CareDx for the benefit of CareDx. Despite Consultant’s confidentiality obligations, Consultant understands that he or she is permitted to disclose Confidential Information that is required to be disclosed pursuant to judicial order or other legal mandate, provided that Consultant has given CareDx prompt notice of the disclosure requirement, and that Consultant fully cooperates with any efforts by CareDx to obtain and comply with any protective order imposed on such disclosure.

c.Confidential Information does not include information that Consultant can show: (i) was generally known to the relevant public at the time of disclosure, or became generally known after disclosure to Consultant; (ii) was lawfully received by Consultant from a third party without breach of any confidentiality obligation; (iii) was known to Consultant prior to receipt from CareDx; or (iv) was independently developed by Consultant or independent third parties without breach by Consultant or any third party of any obligation of confidentiality or non-use.

d.During the term of this Agreement, Consultant will not improperly use, disclose, or induce CareDx to use any confidential information of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep information in confidence.

e.Upon termination or expiration of this Agreement, or upon CareDx’s earlier request, Consultant will deliver to CareDx, and will not keep in his or her possession, recreate or deliver to anyone else, any and all CareDx property, including, but not limited to, Confidential Information, as well as all devices and equipment belonging to CareDx (including computers, handheld electronic devices, telephone equipment and other electronic devices), CareDx credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any and all of the aforementioned items that were developed by Consultant as part of Consultant’s Services for CareDx, obtained by Consultant in connection with Consultant’s Services for CareDx or otherwise belonging to CareDx, including, without limitation, those reports maintained pursuant to Section 4 (Reports). If, at the time of termination, Consultant has Confidential Information stored in Consultant’s personal computer or any mobile, cloud or other storage medium, Consultant will so advise CareDx and not delete, cache or transfer it. Consultant will then work with CareDx to ensure that the location of all such information is fully disclosed to CareDx, retrieved by CareDx in a forensically sound manner and is permanently deleted by CareDx or its designee.

3.Intellectual Property

a.Consultant hereby assigns and will assign all inventions, improvements, ideas, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, that Consultant makes, creates, conceives or first reduces to practice that (i) are developed using equipment, supplies, facilities or trade secrets of CareDx, (ii) result from work performed by Consultant for CareDx, or (iii) relate to CareDx’s business or actual or demonstrably anticipated research and development (“Work Product”).

b.Consultant recognizes and understands that this Agreement does not require assignment of any inventions that are developed entirely on Consultant’s own time without using any of CareDx’s equipment, supplies, facilities or Confidential Information. Original works of authorship, inventions, developments and trade secrets that were made by Consultant, or acquired by Consultant, prior to providing Services under this Agreement are not assigned to CareDx (“Prior Inventions”).

CONFIDENTIAL    Page 2 of 7

LEGAL_US_W # 112905540.1

c.To the extent any future act is required, Consultant will assist CareDx, or its designee, at CareDx’s expense, to secure CareDx’s rights in the Work Product including copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries. Consultant will execute or cause to be executed any such instrument or papers during the term of this Agreement and after the term of this Agreement. If, at any time, a court or other tribunal rules that the assignment under this section is ineffective or unenforceable for any reason, Consultant agrees to perform all actions necessary to assign the Work Product to CareDx.

d.If Consultant incorporates any invention, improvement, development, concept, discovery, Prior Invention or other confidential information owned by Consultant or in which Consultant has an interest, into any Work Product, Consultant hereby grants and will grant, without any further action required by either Party, a nonexclusive, royalty-free, perpetual, irrevocable, with the right to grant and authorize sublicenses, worldwide license to use, make, have made, modify, use and sell such item as part of or in connection with such Work Product.

e.If CareDx is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or any other reason, to secure Consultant’s signature to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Work Product, then Consultant hereby irrevocably designates and appoints CareDx and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

4.Reports

Consultant will keep detailed written records of Services, including dates, times and location of the Services provided. Consultant will provide a summary of the Services provided along with each invoice submitted to CareDx. Consultant will, as requested by CareDx, prepare written reports with respect thereto. Consultant will maintain and preserve such written record during the term of this Agreement and for two (2) years thereafter.

5.No Conflicting Obligations

Consultant warrants that entering into this Agreement does not violate any outstanding agreement, obligation or employment arrangement of Consultant. Consultant further warrants that during the term of this Agreement, he or she will not enter into (a) any such conflicting agreement, or (b) any consulting relationships with other companies engaged in business that is directly related to the business in which CareDx is now involved, becomes involved or has plans to become involved in. Further, Consultant will not perform any services for CareDx that would conflict with any agreement or obligation of Consultant, or which would cause or result in any other person or entity having any ownership interest in any CareDx intellectual property, including Work Product (as defined below).

6.Term and Termination

The term of this Agreement is for six (6) months from the Effective Date. CareDx may terminate this Agreement at any time for any reason upon written notice. Consultant may only terminate this Agreement upon written notice of termination to CareDx if CareDx breaches or is in default of any obligation under this Agreement and: (a) such breach or default is incapable of cure; or (b) such breach or default is capable of cure but has not been cured within thirty days after receipt by CareDx of written notice of such default from Consultant.

7.Independent Contractor

CONFIDENTIAL    Page 3 of 7

LEGAL_US_W # 112905540.1

Consultant is an independent contractor and nothing in this Agreement or the performance of the Parties under this Agreement will constitute (or be deemed to constitute in law or in equity) a partnership, agency, distributorship, fiduciary, employment, principal/agent relationship or joint venture relationship between the Parties. The Parties are not affiliated and neither has any right or authority to bind the other in any way. As such, Consultant will not be entitled to any benefits accorded to CareDx’s employees, including workers’ compensation, disability insurance, vacation or sick pay. Consultant will have sole control of and will determine the manner, method, details and means of performing the obligations under this Agreement, provided, however, that CareDx retains the right to control the overall objectives regarding the Services.

8.DTSA Notification

Despite Consultant’s confidentiality obligations set forth in this Agreement, Consultant understands that, pursuant to the Defend Trade Secrets Act of 2016, Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state or local government official, either directly or indirectly or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Consultant files a lawsuit for retaliation by CareDx for reporting a suspected violation of law, Consultant may disclose the trade secret to Consultant’s attorney and may use the trade secret information in the court proceeding, if Consultant (a) files any document containing the trade secret under seal, and (b) does not disclose the trade secret, except pursuant to court order.

9.Non-Solicitation

Consultant will not, during the term of this Agreement and for six (6) months thereafter, directly or indirectly, solicit or attempt to solicit or induce employees or consultants of CareDx to terminate their relationship with CareDx. Despite the previous sentence, Consultant may hire CareDx employees or consultants that respond to a general solicitation for employment or other engagement. Consultant will not during the term of this Agreement and for six months thereafter, directly or indirectly, solicit or induce (or attempt to solicit or induce) customers or vendors of CareDx to terminate their relationship with CareDx for Consultant’s benefit or for the benefit of any other person or entity.

10.Indemnification

Consultant will indemnify, defend (with counsel reasonably acceptable to CareDx) and hold harmless CareDx and its directors, officers, employees, affiliates, shareholders, agents, representatives and successors in interest from and against any and all third party claims, demands, suits, actions, causes of actions, legal or administrative proceedings, losses, damages, liabilities, costs and expenses, including but not limited to, reasonable attorneys’ fees, arising from or in connection with or relating to: (i) Consultant’s actual or alleged failure to comply with applicable laws, regulations or orders, including without limitation any actual or alleged violation of any third party’s confidential information or other intellectual property rights in connection with the performance of the Services; (ii) any negligent act or omission or intentional misconduct of Consultant; or (iii) the breach of any representation, warranty or covenant made by Consultant herein.

11.Limitation of Liability

Except for a breach of Section 2 (Confidentiality) or Section 3 (Intellectual Property) or as may be required by Consultant’s obligation under Section 10 (Indemnification), neither Party will be liable to the other Party for consequential, indirect, exemplary, special or incidental damages arising from or relating to this Agreement

CONFIDENTIAL    Page 4 of 7

LEGAL_US_W # 112905540.1

12.Compliance with Laws

Consultant warrants to CareDx that during the term of this Agreement, Consultant and Consultant’s directors, officers, employees and contractors: (i) are not currently excluded, debarred, or otherwise ineligible to participate in any federal health care program as defined in 42 U.S.C. Section 1320a-7b(f) or any state healthcare program (collective, the “Healthcare Programs”); (ii) have not been convicted of a criminal offense related to the provision of health care items or services and not yet been excluded, debarred, or otherwise declared ineligible to participate in the Healthcare Programs, and (iii) are not under investigation or otherwise aware of any circumstances which may result in Consultant being excluded from participation in Healthcare Programs (collectively, the “Warranty of Non-exclusion”). Consultant will immediately notify CareDx of any change in the status of the representations and warranties set forth in this section.

13.Miscellaneous

a.Severability. If any provision of this Agreement is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain enforceable and in full force and effect.

b.Survival. Sections 2 (Confidentiality), 3 (Intellectual Property), 4 (Reports, last sentence only), 9 (Non-Solicitation), 10 (Indemnification), 11 (Limitation of Liability), 13 (Miscellaneous, Governing Law and Equitable Remedies) will survive such termination or expiration of this Agreement.

c.Governing Law. This Agreement will be governed by and construed under the laws of the State of California without regard to the conflict of laws provisions thereof. Each Party consents to venue exclusively in San Mateo County, California, for any dispute or controversy arising out of or relating to any interpretation, construction, performance, or breach of this Agreement.

d.Equitable Remedies. In the event of a breach or a threatened breach of this Agreement by Consultant, CareDx may seek judicial relief in any forum with jurisdiction over the Parties. In such case, CareDx may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement, without any requirement to obtain bonds or other security. Consultant also acknowledges that, in the event of breach of this Agreement by Consultant, CareDx may pursue any and all available legal remedies, including monetary damages.

e.No Assignment. Consultant may not assign this Agreement to any third party.

f.Insurance. Consultant will maintain such adequate health, automobile, workers’ compensation, unemployment compensation, disability, liability, and any other type of insurance required by law or as is common practice in Consultant’s business.

g.Waiver. Waiver by either Party of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

h.Entire Agreement. This Agreement is the entire agreement of the Parties and supersedes any prior agreements, understandings or arrangement between them with respect to the subject matter hereof.

i.Modifications. This Agreement may be modified only by a subsequent written agreement signed by both Parties.

j.Execution. This Agreement may be executed via facsimile, electronic signature via recognized provider (e.g., DocuSign or Adobe) or “.pdf” file, and in two counterparts, each of which will be deemed an original, but both of which together will constitute one and the same
CONFIDENTIAL    Page 5 of 7

LEGAL_US_W # 112905540.1

instrument and will have the same legal force and effect as the exchange of original signatures.

k.No Further Vesting; Break in Service: Forfeiture of Unvested Equity. Consultant acknowledges and agrees that, notwithstanding anything in Consultant’s other agreements with the Company to the contrary, Consultant shall not vest, during the term of this Agreement or otherwise, in any equity previously issued by the Company to Consultant on or after the Effective Date. Consultant further acknowledges and agrees that (i) Consultant’s last date of employment with the Company was May 25, 2022, (ii) Consultant had a break in service with the Company following the termination of Consultant’s employment with the Company and the commencement of Consultant’s service with the Company pursuant to this Agreement and (iii) any unvested equity issued by the Company to Consultant as of May 25, 2022 was irrevocably forfeited by Consultant in its entirety.

In witness hereof, this Agreement is signed in counterparts by the duly authorized representatives of the Parties as of the date first written above.

CareDx, Inc.     Ankur Dhingra

By: /s/ Reginald Seeto                                                        By: /s/ Ankur Dhingra

Name: Reginald Seeto, MB.BS    Name: _________________________

Title: President & CEO    Title: __________________________

Date:                     5/21/2022                         Date:                     5/20/2022
CONFIDENTIAL    Page 6 of 7

LEGAL_US_W # 112905540.1

EXHIBIT A

1.    Contact

Consultant’s Contact information is as follows:

Name: Ankur Dhingra

Address: […***…]
[…***…]
United States

Phone: […***…]

Email: […***…]

2.    Services

Consultant will render to CareDx the following Services: general financial, accounting, investor relations and related services, in each case as requested by CareDx from time to time. Consultant’s performance of the Services will be subject to Consultant’s other professional obligations.

3.    Time Commitment & Compensation

Consultant will perform up to 20 hours of Services per month for each of the first four months commencing on the Effective Date and ending on September 27, 2022 (the “Initial Period”). Thereafter, subject to the agreement of CareDx and Consultant, Consultant will perform up to 20 hours of Services per month for each of the following two one-month periods, commencing on September 28, 2022 and ending on November 27, 2022 (with all Services terminating no later than November 27, 2022).

CareDx will pay Consultant a fixed fee of $10,000 per month (the “Monthly Fee”). At the end of the Initial Period, CareDx will make Consultant an additional one-time payment of $10,000 (in addition to the Monthly Fee for such month). The total amount of compensation (excluding Reimbursable Expenses) to be paid to Consultant by CareDx under this Agreement will be an amount up to and not to exceed $70,000. Consultant will send detailed invoices to: […***…]. CareDx will reimburse Consultant all pre-authorized Reimbursable Expenses upon presentation of an invoice, including original receipts.

4.    Payment

Payment to Consultant will be made no later than net sixty (60) days after Consultant’s submission of a detailed invoice. Consultant shall submit a monthly record of time charged to CareDx in electronic format and will be paid per CareDx’s normal expense reimbursement policy.

5.Term

Consultant will commence the Services on May 27, 2022 and will complete all Services by November 27, 2022.
CONFIDENTIAL    Page 7 of 7

LEGAL_US_W # 112905540.1